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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

TIPPERARY CORPORATION
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	1-7796 (Commission File Number)	75-1236955 (IRS Employer Identification No.)

633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

303-293-9379
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant	3
Signature	4
Exhibit Index	5
Exhibit 4.8—Promissory Note

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        On May 13, 2005, Tipperary Corporation ("the Company") executed a promissory note for $9.4 million to Slough Estates USA Inc. ("Slough"). Slough is the majority shareholder of the Company and owns 54.5% of our common stock. This promissory note replaces all prior promissory notes the Company has entered into with Slough. The promissory note matures on April 30, 2006 and bears interest at the one month London Interbank Offered Rate ("LIBOR") plus 3.5%. Default on the loan due to non-payment of principal or interest, insolvency, bankruptcy or the failure of the Company to perform any condition of the promissory note will cause all indebtedness to become due and payable within 30 days or less. As of the date of this filing, the Company has borrowed a total of $7.1 million under this promissory note. The Company expects to borrow the remaining $2.3 million available under the promissory note by June 30, 2005. The Company will use proceeds from the borrowings to fund domestic capital and operating expenditures.

        Filed herewith is the following:

Exhibit No.	Description
4.8	Promissory note for $9.4 million dated May 13, 2005 to Slough Estates USA Inc.

SIGNATURE

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON
By:	/s/ DAVID L. BRADSHAW David L. Bradshaw, President, Chief Executive Officer and Chairman of the Board

Date: May 18, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.8	Promissory note for $9.4 million dated May 13, 2005 to Slough Estates USA Inc.

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TABLE OF CONTENTS
  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
SIGNATURE
EXHIBIT INDEX